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                                                                EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

        This Agreement is entered into effective as of this _______________ day of ____, 1997, by and between Total Entertainment Restaurant Corp., a Delaware corporation (the "Corporation"), and Gary M. Judd ("Employee").


                                    RECITALS

        WHEREAS, Employee is currently serving as Chief Executive Officer, President and Chief Operating Officer of the Corporation and various subsidiaries of the Corporation; and

        WHEREAS, Employee is a principal officer of the Corporation and an integral part of its management;

        WHEREAS, the Corporation desires to continue the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of the Corporation are extremely valuable to the Corporation; and

        WHEREAS, the parties hereto desire to enter into this Agreement setting forth the terms and conditions of the continued employment relationship of the Corporation and Employee.

        NOW THEREFORE, it is agreed as follows:


                                   ARTICLE I

        1.1 Term of Employment. The Corporation shall initially employ Employee for a period of five years from the date hereof (the "Initial Term").

        1.2 Extension of Initial Term. Upon each annual anniversary date of this Agreement, commencing at the last day of the last year of the Initial Term, this Agreement shall be extended automatically for successive terms of one year each, unless either the Corporation or Employee gives contrary written notice to the other not later than 90 days prior to the annual anniversary date thereof.


                                   ARTICLE II
                               Duties of Employee

        General Duties. Employee shall serve as Chief Executive Officer, President and Chief Operating Officer of the Corporation. He shall do and perform all services, acts, or things
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necessary or advisable to manage and conduct the business of the Corporation consistent with such position subject to such policies and procedures as may be established by the Board.

        Employee shall: (i) devote his entire business time, attention, and energies to the business of the Corporation, and (ii) faithfully and competently perform his duties hereunder; and, Employee shall not, during the term of this Agreement, engage in any other business activity except as permitted by Article 8.

                                    ARTICLE III
                                    Compensation

        3.1 Salary. For Employee's services to the Corporation as Chief Executive Officer, President and Chief Operating Officer, from ____________, 1997 until the termination of this Agreement, Employee shall be paid a salary at the annual rate of $175,000 (herein referred to as "Salary") payable in twenty-four equal installments on the first and fifteenth day of each month. On the first day of each calendar year during the term of this Agreement with the Corporation, Employee shall be eligible for an increase in Salary based on recommendations made by the Compensation Committee of the Board.

        3.2 Stock Options. The Corporation shall grant to Employee options (the "Options") to purchase 100,000 shares of common stock, $0.01 par value per share (the "Common Stock"), pursuant to the Corporation's 1997 Incentive and Nonqualified Stock Option Plan (the "Plan"), subject to stockholder approval of the Plan. The grant date of the Options shall be the effective date of the Corporation's initial public offering of its Common Stock (the "Grant Date"). Twenty percent (20%) of the Options shall vest per year, for the first five years on the first five anniversaries of the Grant Date. The Options shall expire on the tenth anniversary of the Grant Date. The exercise price of the Options shall be the initial public offering price of the Corporation's Common Stock.

        3.3 Bonus. In addition to participation in the 1997 Incentive and Nonqualified Stock Option Plan of the Corporation, Employee is eligible to participate in all bonus compensation plans, if any, which may be offered from time to time.


                                     ARTICLE IV
                                  Employee Benefits

        4.1 Medical, Life and Disability Insurance Benefits. The Corporation shall provide Employee with the medical, life and disability insurance benefits in accordance with the established benefit policies of the Corporation.

        4.2 Business Expenses. Employee shall be authorized to incur reasonable expenses for promoting the business of the Corporation including expenses for entertainment, travel, and

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similar items. The Corporation shall reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

        4.3 Vacations. Employee shall be entitled to an annual paid vacation commensurate with the Corporation's established vacation policy for executive officers. The timing of paid vacations shall be scheduled in a reasonable manner by Employee.

        4.4 Disability. Upon Disability (as defined herein) of Employee, Employee shall be entitled to receive an amount equal to 50% of his salary (in addition to any disability insurance benefits received pursuant to Section 4.2 herein), such amount being paid semi-monthly in twelve equal installments.

                                   ARTICLE V
                                  Termination
                                  -----------

        5.1 Death. Employee's employment hereunder shall be terminated upon Employee's death.

        5.2 Disability. The Corporation may terminate Employee's employment hereunder in the event Employee is disabled and such disability continues for more than 180 days. "Disability" shall be defined as the inability of Employee to render the services required of him under this Agreement as a result of physical or mental incapacity.

        5.3     Cause.

        (a) The Corporation may terminate Employee's employment hereunder for Cause. For the purposes of this Agreement, "Cause" shall mean the (i) willful and intentional failure by Employee to substantially perform his duties hereunder, other than any failure resulting from Employee's incapacity due to physical or mental incapacity, or (ii) commission by Employee, in connection with his employment by the Corporation, of an illegal act or any act (though not illegal) which is not in the ordinary course of Employee's responsibilities and which exposes the Corporation to a significant level of undue liability. For purposes of this paragraph, no act or failure to act on Employee's part shall be considered to have met either of the preceding tests unless done or omitted to be done by Employee not in good faith without a reasonable belief that his action or omission was in the best interest of the Corporation.

        (b) Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the majority vote of the Board of Directors.

        5.4 Compensation Upon Termination for Cause or Upon Resignation by Employee. Except as otherwise set forth in Section 5.6 hereof, if Employee's employment shall be terminated for Cause or if Employee shall resign his position with the Corporation, the Corporation shall pay Employee's compensation only through the last day of Employee's


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employment by the Corporation. The Corporation shall then have no further obligation to Employee under this Agreement.

        5.5     Involuntary Termination.  If:

                (i) Employee is terminated by the Corporation at any time prior to the termination of this Agreement for reasons other than Cause; or

                (ii) if the Corporation gives notice to Employee, in accordance with Section 1.2 herein, that this Agreement will not be renewed:

        Employee shall be paid, over the ensuing six (6) month period, a sum equal to the cash compensation paid to him excluding all bonuses of any kind by the Corporation for the six (6) month period immediately preceding such termination or non-renewal. Such six (6) month period, as the case may be, shall begin: (i) on the date of termination in the case of termination of Employee's employment; or (ii) on the date notice of non-renewal is given in the case of termination of this Agreement not accompanied by simultaneous termination of Employee's employment with the Corporation.


                                   ARTICLE VI
                  No Obligation to Mitigate Damages; No Effect
                          on Other Contractual Rights

        6.1 No Mitigation. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer after Employee's termination or resignation.

        6.2 Other Contractual Rights. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amount otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of passage of time under any employee benefit plan or other contract, plan or arrangement of which Employee is a beneficiary or in which he participates.


                                  ARTICLE VII
                         Successors to the Corporation

        7.1 Employee's Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be

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paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there by no such designee, to Employee's estate.

                                ARTICLE VIII
                          Restrictions on Employee

        8.1 Non-Disclosure; Non-Solicitation. Except in the performance of his duties hereunder, at no time during the Term of Employment and for eighteen
(18) months after the termination hereof, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any secret or confidential material or information relating to any aspect of the business or operations of the Corporation, including, without limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of the Corporation. Except in the performance of his duties hereunder, at no time during the Initial Term or any additional term or six (6) months thereafter, shall Employee for himself or on behalf of any other person or entity contact any employee of the Corporation for the purpose of hiring, diverting or otherwise soliciting the employee.

        8.2 Non-Competition. During the Initial Term or any additional term and for twenty-four (24) months thereafter, regardless of any termination pursuant to Section 6 or any voluntary termination or resignation by Employee, Employee shall not, individually or jointly with others, directly or indirectly, whether for his own account or for that of any other person or entity, own or hold any ownership interest in any person or entity engaged in a business the same as or similar to any Business (as defined herein) of the Corporation without the Corporation's written consent. For the purposes of this Agreement, "Business" shall mean a facility or social gathering place which may include restaurant operations with games of skill, including but not limited to pool, snooker, billiards, enteractive or passive video games or multiple television sets.

                                ARTICLE IX
                               Miscellaneous

        9.1 Indemnification. To the full extent permitted by law, the Board shall authorize the payment of expenses incurred by or shall satisfy judgments or fines rendered or levied against Employee in any action brought by a third-party against Employee (whether or not the Corporation is joined as a party defendant) to impose any liability or penalty on Employee for any act alleged to have been committed by Employee while employed by the Corporation unless Employee was acting with gross negligence or willful misconduct. Payments authorized hereunder shall include amounts paid and expenses incurred in settling any such action or threatened action.

        9.2 Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and sent by mail to his residence, in the case of Employee, or to its principal office, in the case of the Corporation.

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        9.3     Waiver of Breach.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

        9.4 Amendment. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto.

        9.5 Validity. This Agreement, having been executed and delivered in the State of Texas, its validity, interpretation, performance and enforcement will be governed by the laws of that state, without giving effect to conflict of laws rules of such state.

        9.6 Section Headings. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.7 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        9.8 Legal Fees. Except in the event of termination for Cause, and only in the event a change of control of the Corporation has occurred, the Corporation shall pay all legal fees and expenses which Employee may incur as a result of the Corporation's contesting the validity, enforceability or Employee's interpretation of, or determination under, this Agreement.

        9.9 Exclusivity. Specific arrangements referred to in this Agreement are not intended to exclude Employee's participation in any other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Board from time to time.

        9.10 Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.


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        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and its seal affixed hereto by its officers thereunto duly authorized; and Employee has executed this Agreement, as of the day and year first above written.

"CORPORATION"                            TOTAL ENTERTAINMENT RESTAURANT
                                         CORP.


                                         BY
                                         ---------------------------------------
                                         Jamie B. Coulter, Chairman of the Board

ATTEST:


---------------------------------
James K. Zielke, Secretary


"EMPLOYEE"                               ---------------------------------------
                                         Gary M. Judd


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